As filed with the Securities and Exchange Commission on February 24, 1998

                                         Registration No. 333-__________________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             450 FIFTH STREET, N.W.
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                            SPEIZMAN INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                       56-0901212
        (State or Other Jurisdiction                      (I.R.S. Employer
     of Incorporation or Organization)                    Identification No.)

                                508 W. 5th Street
                         Charlotte, North Carolina 28231
          (Address of Principal Executive Offices, including zip code)

                            SPEIZMAN INDUSTRIES, INC.
                         NONQUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)

Josef Sklut                                          Copy to:
Speizman Industries, Inc.                            Elizabeth G. Wren, Esq.
508 W. 5th Street                                    Kilpatrick Stockton LLP
Charlotte, North Carolina 28231                      3500 One First Union Center
(704) 372-3751                                       301 South College Street
(Name, Address, and Telephone                        Charlotte, NC 28202
Number of Agent for Service)                         (704) 338-5000

--------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                  Proposed Maximum       Proposed Maximum           Amount of
Title of Securities          Amount To Be          Offering Price       Aggregate Offering        Registration
To Be Registered              Registered              Per Share                Price                   Fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Common Stock,
$0.10 Par Value               160,000 (1)           $6.566 (2)           $1,050,500 (2)          $309.90 (2)
--------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also includes such indeterminate number of additional shares of the Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions as described in the Nonqualified Stock Option Plan.
(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. As to 88,000 shares of Common Stock subject to options outstanding under the Registrant's Nonqualified Stock Option Plan, the offering price and the registration fee are based on the exercise price of $6.3125 of such options. As to 72,000 shares of Common Stock available for future grants under such plan, the offering price and registration fee are based upon $6.875, the average of the high and low prices of the Common Stock of the Registrant as reported on The Nasdaq Stock Market on February 17, 1998.

                INCORPORATION OF PREVIOUS REGISTRATION STATEMENTS


         This Registration Statement is being filed to register an additional 160,000 shares of the Common Stock of the Registrant under the Speizman Industries, Inc. Nonqualified Stock Option Plan. Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 File No. 333-06287, and all exhibits thereto, and Registration Statement on Form S-8 File No. 333-23503, and all exhibits thereto, are hereby incorporated in this Registration Statement by reference.

         Item 8. Exhibits. The following Exhibits are being filed as part of this Registration Statement:

  Exhibit No.    Description
  -----------    -----------

       5         Opinion of Kilpatrick Stockton LLP.
     23.1        Consent of BDO Seidman, LLP.
     23.2        Consent of Kilpatrick Stockton LLP  (Contained in Exhibit 5).
      24         Power of Attorney  (Contained on signature page).
     99.1        Speizman Industries,  Inc.  Nonqualified Stock Option Plan as
                 amended on October 4, 1996 and September 29, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Mecklenburg, State of North Carolina, on this 18 day of February, 1998.

                                          SPEIZMAN INDUSTRIES, INC.


                                          By:   /s/ Robert S. Speizman
                                                ----------------------
                                                Robert S. Speizman, President

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert S. Speizman and Josef Sklut, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         NAME                                        TITLE                                     DATE
         ----                                        -----                                     ----

    /s/ Robert S. Speizman                  President (Principal Executive Officer)     February 18, 1998
------------------------------------
Robert S. Speizman                          and Director


   /s/ Josef Sklut                          Vice President-Finance, Secretary and       February 18, 1998
------------------------------------        Treasurer (Principal Financial Officer
Josef Sklut                                 and Principal Accounting Officer) and
                                            Director

   /s/ Steven P. Berkowitz                  Director                                    January 15, 1998
------------------------------------
Steven P. Berkowitz


   /s/ William Gorelick                     Director                                    January 15, 1998
------------------------------------
William Gorelick


   /s/ Scott Lea                            Director                                    January 19, 1998
------------------------------------
Scott Lea


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



                                  EXHIBIT INDEX


Exhibit No.   Description
-----------   -----------

      5       Opinion of Kilpatrick Stockton LLP.

   23.1       Consent of BDO Seidman, LLP.

   23.2       Consent of Kilpatrick Stockton LLP (Contained in Exhibit 5).

    24        Power of Attorney (Contained on signature page).

   99.1 Speizman Industries, Inc. Nonqualified Stock Option Plan as amended on October 4, 1996 and September 29, 1997.


                                       4